Exhibit 4.1

NUMBER SHARES
ORDINARY SHARES
INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP
this Certifies that:
SPECIMEN—NOT NEGOTIABLE
is the owner of
FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NO PAR VALUE EACH, OF AMERICAN COUNTERSIGNED
BROOKLYN,
WalkMe ltd. NY AND
transferable on the books of the Company by the holder hereof in person or by duly authorized attorney only upon surrender of this Certificate properly STOCK endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Association of the
BY:
Company and amendments thereto, to all of which the holder by the acceptance hereof assents. TRANSFER REGISTERED: This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.TRUST&    WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized officer.
DateD:
TRANSFER COMPANY,
AGENT LLC AUTHORIZED AND
SPECIMEN
NOT NEGOTIABLE
SIGNATURE REGISTRAR
CHIEF EXECUTIVE OFFICER

WalkMe Ltd.
Thefollowingabbreviations,whenusedintheinscriptiononthefaceofthiscertificate,shallbeconstruedasthough they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common    UNIF GIFT MIN ACT—....................Custodian
TEN ENT - as tenants by the entireties                (Cust)                (Minor) JT TEN — as joint tenants with right of                under Uniform Gifts to Minors    survivorship and not as                tenants in common                Act                (State) Additional abbreviations may also be used though not in the above list.
For Value Received,                 hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares representedbythewithinCertificate,anddoherebyirrevocablyconstituteandappoint
Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE(S) TO THISASSIGNMENT MUST CORRESPOND WITH THE NAME(S)AS WRITTEN UPON THE FACE                OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed
By
The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.
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